Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 333 West Fort Street, Suite 1800 • Detroit, MI 48226

FOR IMMEDIATE RELEASE

Contact:
Randi Berris	(248) 608-5239	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF REPORTS SECOND QUARTER 2020 RESULTS
TCF also announces quarterly cash dividends on common and preferred stock

Second Quarter 2020 Highlights

•	Quarterly net income of $23.8 million, or $0.14 per diluted share, down 54.2% from the first quarter of 2020

•
Adjusted diluted earnings per common share of $0.54(1), down 5.3% from the first quarter of 2020. Adjusted diluted earnings per common share excludes $61.1 million, or $0.40 per share, after-tax impact of merger-related expenses and notable items

•
Assisted customers via COVID-19-related loan and lease deferrals with $1.8 billion of balances on deferral status as of June 30, 2020 ($1.5 billion of commercial balances and $327.1 million of consumer balances)

•	Assisted business and commercial customers via $1.9 billion of total loans funded through the Paycheck Protection Program ("PPP")

•	Completed the sale of seven Arizona branches resulting in a gain on sale of $14.7 million

•
Loan and lease balances declined 1.1% from March 31, 2020, primarily due to declines in the commercial and industrial and residential mortgage portfolios, partially offset by the addition of $1.8 billion of Paycheck Protection Program ("PPP") loans

•	Deposit growth of 9.5% compared to March 31, 2020

•	Net charge-offs of $3.4 million, or 0.04% of average loans and leases (annualized)

•	Provision for credit losses of $78.7 million, down 18.8% from the first quarter of 2020

•	Efficiency ratio of 78.26%, up 869 basis points from the first quarter of 2020. Adjusted efficiency ratio of 59.80%(1), up 156 basis points from the first quarter of 2020

•	Common equity Tier 1 capital ratio of 11.09%, compared to 10.44% at March 31, 2020

•	Declared quarterly cash dividends on common stock of $0.35 per share payable on September 1, 2020

Merger-related Expenses and Notable items in the Second Quarter of 2020 and First Quarter of 2020(1)

•
Pre-tax merger-related expenses of $81.6 million, $64.6 million net of tax, or $0.42 per diluted common share for the second quarter of 2020, compared to pre-tax merger-related expenses of $36.7 million, $29.0 million net of tax, or $0.19 per diluted common share for the first quarter of 2020

•
Pre-tax income, net of expenses, of $4.4 million, $3.5 million net of tax, or $0.02 per diluted common share related to notable items for the second quarter of 2020, compared to pre-tax net expenses of $11.3 million, $8.9 million net of tax, or $0.06 per diluted common share related to notable items for the first quarter of 2020, see summary of notable items adjustments below

(1)	Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables and the following table detailing merger-related expenses and notable items.

Note: TCF’s financial results for periods ended prior to August 1, 2019 reflect Legacy TCF financial results only on a standalone basis. For the third quarter 2019, TCF’s reported financial results reflect Legacy TCF financial results for the period before August 1, 2019 and the post-merger combined TCF financial results on and after August 1, 2019. The number of shares issued and outstanding, earnings per share, additional paid-in-capital, dividends paid and all references to share quantities of TCF have been retrospectively restated to reflect the equivalent number of shares issued in the Merger as the Merger was treated as a reverse merger.

Summary of Financial Results(1)
	At or For the Quarter Ended					Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2019	2019	2020		2019
Financial Results
Net income attributable to TCF	$23,764	$51,899	$112,399	$22,148	$90,427	(54.2)%		(73.7)%
Net interest income	378,359	401,481	408,753	371,793	254,057	(5.8)		48.9
Basic earnings per common share	$0.14	$0.33	$0.72	$0.15	$1.07	(57.6)		(86.9)
Diluted earnings per common share	0.14	0.32	0.72	0.15	1.07	(56.3)		(86.9)
Return on average assets ("ROAA")(3)	0.21%	0.46%	0.99%	0.26%	1.54%	(25)	bps	(133)	bps
ROACE(3)	1.56	3.64	8.00	1.75	14.27	(208)		(1,271)
ROATCE (non-GAAP)(2)(3)	2.57	5.42	11.35	2.68	15.46	(285)		(1,289)
Net interest margin	3.33	3.73	3.86	4.12	4.46	(40)		(113)
Net interest margin (FTE)(2)(3)	3.35	3.76	3.89	4.14	4.49	(41)		(114)
Net charge-offs as a percentage of average loans and leases(3)	0.04	0.06	0.07	0.39	0.29	(2)		(25)
Nonperforming assets as a percentage of total loans and leases and other real estate owned(4)	0.94	0.80	0.59	0.62	0.62	14		32
Efficiency ratio	78.26	69.57	73.49	91.32	65.11	869		1,315
Adjusted Financial Results (non-GAAP)
Adjusted net income attributable to TCF(2)	$84,862	$89,855	$161,581	$128,301	$93,650	(5.6)%		(9.4)%
Adjusted diluted earnings per common share(2)	$0.54	$0.57	$1.04	$0.98	$1.11	(5.3)		(51.4)
Adjusted ROAA(2)(3)	0.70%	0.78%	1.42%	1.34%	1.59%	(8)	bps	(89)	bps
Adjusted ROACE(2)(3)	6.03	6.43	11.57	11.21	14.79	(40)		(876)
Adjusted ROATCE(2)(3)	8.70	9.24	16.25	14.96	16.02	(54)		(732)
Adjusted efficiency ratio(2)	59.80	58.24	58.51	58.74	61.48	156		(168)
N.M. Not meaningful

(1)
Financial results for any periods ended prior to August 1, 2019 reflect Legacy TCF financials on a standalone basis. Certain reclassifications have been made to prior period financial information to conform to the current period presentation.

(2)	Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.

(3)	Annualized.

(4)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

The following table includes merger-related expenses and notable items used to arrive at adjusted net income in the Adjusted Financial Results (non-GAAP) (see Reconciliation of Non-GAAP Financial Measures).

	For the Quarter Ended June 30, 2020			For the Quarter Ended March 31, 2020
(Dollars in thousands, except per share data)	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share
Merger-related expenses	$(81,619)	$(64,585)	$(0.42)	$(36,728)	(29,026)	$(0.19)
Notable items:
Expenses related to the sale of Legacy TCF auto finance portfolio(2)	(901)	(713)	—	(3,063)	(2,421)	(0.02)
Branch sales and exit costs, net(3)	14,166	11,210	0.07	—	—	—
Loan servicing rights impairment(4)	(8,858)	(7,009)	(0.05)	(8,236)	(6,509)	(0.04)
Total notable items	4,407	3,488	0.02	(11,299)	(8,930)	(0.06)
Total merger-related and notable items	$(77,212)	$(61,097)	$(0.40)	$(48,027)	$(37,956)	$(0.25)

(1)	Net of tax benefit at our normal tax rate and other tax benefits.

(2)
Second quarter of 2020 included within other noninterest expense ($0.8 million) and compensation and employee benefits ($0.1 million). First quarter of 2020 included within occupancy and equipment ($1.6 million), compensation and employee benefits ($0.9 million) and other noninterest expense ($0.6 million).

(3)	Included within other noninterest income ($14.7 million net gain) and other noninterest expense ($0.6 million).

(4)	Included within other noninterest income.

DETROIT (July 27, 2020) - TCF Financial Corporation ("TCF" or the "Corporation") (NASDAQ: TCF) today reported net income of $23.8 million, or diluted earnings per common share of $0.14, for the second quarter of 2020, compared with $51.9 million, or diluted earnings per common share of $0.32, for the first quarter of 2020. Adjusted net income was $84.9 million, or $0.54 per diluted common share for the second quarter of 2020, compared with $89.9 million, or $0.57 per diluted common share, for the first quarter of 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables).

"During the second quarter, we continued to demonstrate the resiliency and strength of TCF during this period of economic uncertainty, low interest rates, and global pandemic,” said Craig R. Dahl, president and chief executive officer. “Our focus remains on ensuring the safety and well-being of our team members, and the financial well-being of our customers and our communities. We continued to forge ahead with our integration activities during the quarter and we remain on track for the on-time completion of our integration program during the third quarter. We remain confident in our ability to deliver on the cost synergies we committed to for the fourth quarter of this year.

“We have been active in supporting small businesses in our communities by funding $1.9 billion of loans through the PPP. We have also extended loan and lease deferrals to provide financial relief to our commercial and consumer customers, while continuing to support the broader financial needs of our customers.

“We believe TCF is well positioned with strong capital levels and substantial liquidity as we face a low interest rate environment and uncertain economic outlook. Our lending portfolios also benefit from diversification across both geographies and asset classes.

“Our team members are working extremely hard to ensure we support our customers in this current economic environment, while delivering on our commitment to being a premier Midwest bank with the size and scale to compete and win in our markets.”

Net Interest Income and Net Interest Margin
Net interest income was $378.4 million for the second quarter of 2020, a decrease of $23.1 million, or 5.8%, from the first quarter of 2020. Purchase accounting accretion and amortization included in net interest income was $18.2 million for the second quarter of 2020, compared to $25.3 million for the first quarter of 2020. Adjusted net interest income, excluding purchase accounting accretion and amortization, was $360.2 million for the second quarter of 2020, compared to $376.2 million for the first quarter of 2020, a non-GAAP financial measure. Additionally, second quarter 2020 net interest income recorded included $9.6 million of interest income from PPP less funding costs. Adjusted net interest income, excluding purchase accounting accretion and amortization and the impact from PPP loans, was $350.6 million for the second quarter of 2020, a non-GAAP financial measure. Net interest margin was 3.33% for the second quarter of 2020, compared to 3.73% in the first quarter of 2020, while net interest margin on a fully tax-equivalent basis (FTE) was 3.35%, down 41 basis points from the first quarter of 2020. The decrease in net interest margin from the first quarter of 2020 was additionally driven by the full quarter impact of the Federal Reserve's rate cuts, a decrease in the benefit provided by purchase accounting accretion and amortization and higher average cash balances, partially offset by lower cost of funds. Adjusted net interest margin FTE, excluding purchase accounting accretion and amortization and the impact of PPP loans, was 3.20% in the second quarter of 2020, compared to 3.53% in the first quarter of 2020, a non-GAAP financial measure. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables for reconciliations of our noted non-GAAP measures.

Noninterest Income
Noninterest income was $133.1 million for the second quarter of 2020, a decrease of $3.9 million, or 2.9%, from the first quarter of 2020. Noninterest income for the second quarter of 2020 included notable items of a $14.7 million gain on the sale of our Arizona branches and an $8.9 million loan servicing rights impairment, both included in other noninterest income. Noninterest income for the first quarter of 2020 included an $8.2 million loan servicing rights impairment, a notable item, included in other noninterest income. Adjusted noninterest income for the second quarter of 2020 was $127.2 million, compared to $145.2 million in the first quarter of 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The second quarter of 2020, compared to the first quarter of 2020, also included increases of $8.4 million in net gains on sales of loans and leases and $3.6 million in leasing revenue, which were offset by decreases of $11.8 million and $1.0 million in fee and service charges on deposit accounts and card and ATM revenue, respectively, and a decrease of $0.4 million of favorable interest rate swap mark-to-market adjustment resulting from changes in the interest rate environment, included in other noninterest income.

Noninterest Expense
Noninterest expense was $400.2 million for the second quarter of 2020, an increase of $25.6 million, or 6.8%, from the first quarter of 2020. The second quarter of 2020 included $81.6 million of merger-related expenses, compared to $36.7 million for the first quarter of 2020. Noninterest expense for the second quarter of 2020 also included $0.9 million of expense related to the sale of the Legacy TCF auto finance portfolio ($0.8 million in other noninterest expense and $0.1 million in compensation and employee benefits) and $0.6 million of expense related to branch exit costs, included in other noninterest expense considered notable items. Noninterest expense for the first quarter of 2020 also included $3.1 million of expense related to the sale of the Legacy TCF auto finance portfolio ($1.6 million in occupancy and equipment expense, $0.9 million in compensation and employee benefits and $0.6 million in other noninterest expense) considered a notable item. Excluding merger-related expenses and notable items, adjusted noninterest expense was $317.2 million for the second quarter of 2020, compared to $334.8 million for the first quarter of 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The second quarter of 2020 also included $0.2 million of federal historic tax credit amortization, included in other noninterest expense, compared to $1.5 million in the first quarter of 2020.

Income Tax Expense
Income tax expense for the second quarter of 2020 was $6.2 million, an effective tax rate of 19.1%, compared to $13.1 million, an effective tax rate of 19.6% for the first quarter of 2020. The $6.9 million, or 52.5%, decrease in income tax expense was primarily driven by lower pre-tax income.

Credit Quality
Provision for credit losses Provision for credit losses was $78.7 million for the second quarter of 2020, a decrease of $18.2 million, from the first quarter of 2020. The provision for credit losses is comprised of $58.1 million for the provision for credit losses related to loans and leases and $20.6 million for the provision for credit losses related to unfunded lending commitments in the second quarter of 2020, compared to $93.0 million for the provision for credit losses related to loans and leases and $4.0 million for the provision for credit losses related to unfunded lending commitments in the first quarter of 2020. The decrease in provision for credit losses related to loans and leases from the first quarter of 2020 was primarily due to a decrease in loan originations, excluding PPP loans which are individually guaranteed by the Small Business Administration and therefore the accounting under CECL does not require reserves to be recorded on such loans, partially offset by the economic downturn related to COVID-19. The increase in provision for credit losses related to unfunded lending commitments from the first quarter of 2020 was primarily due to the economic downturn related to COVID-19 and a decrease in line utilization.

Net charge-off rate The annualized net charge-offs as a percentage of average loans and leases was 0.04% for the second quarter of 2020, down 2 basis points from the first quarter of 2020.

Allowance for Credit Losses Allowance for credit losses includes both the allowance for loan and lease losses, which is presented separately on the Consolidated Statements of Financial Condition, and the reserve for unfunded lending commitments, which is included in other liabilities on the Consolidated Statements of Financial Condition. Allowance for credit losses was $503.9 million, or 1.42% of total loans and leases, at June 30, 2020, up from $428.6 million, or 1.19%, at March 31, 2020. The allowance for credit losses as a percentage of total loans and leases, excluding PPP loans was 1.49% (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The PPP loans are individually guaranteed by the Small Business Administration and therefore the accounting under CECL does not require reserves to be recorded on such loans. The increase from March 31, 2020 was primarily due to further deterioration in economic outlook as a result of the impact of COVID-19.

Nonaccrual loans and leases Nonaccrual loans and leases were $291.5 million at June 30, 2020 and represented 0.82% of total loans and leases, compared to $250.5 million, or 0.70% of total loans and leases, at March 31, 2020. The $41.0 million increase in nonaccrual loans and leases from March 31, 2020 included increases within each of our loan and lease portfolios.

Balance Sheet
Loans and leases Loans and leases were $35.5 billion at June 30, 2020, a decrease of $0.4 billion, or 1.1%, compared to $35.9 billion at March 31, 2020. The decrease was primarily due to a decline in the commercial and industrial portfolio, primarily inventory finance related to seasonality, strong dealer activity and the lack of backfill from manufacturers as a result of the economic shutdown, in addition to a decline in the residential mortgage portfolio, partially offset by the addition of PPP loans. As of June 30, 2020 we had $1.8 billion of PPP loans outstanding, all included in our commercial and industrial loans.

Investment securities The investment securities portfolio was $7.3 billion at June 30, 2020, an increase of $188.6 million, or 2.6%, compared to $7.2 billion at March 31, 2020. The increase from March 31, 2020 was primarily due to purchases of residential agency mortgage-backed securities.

Deposits Deposits were $39.2 billion at June 30, 2020, an increase of $3.4 billion, or 9.5%, compared to $35.8 billion at March 31, 2020. The increase from March 31, 2020 was primarily due to increases in noninterest-bearing deposits of $2.2 billion, savings account balances of $606.5 million, money market deposits of $478.9 million and checking deposit account balances of $404.0 million, reflecting lower consumer spending.

Capital The common equity Tier 1 capital ratio was 11.09% at June 30, 2020, compared to 10.44% at March 31, 2020. Our capital ratios reflect our election of the five-year CECL transition for regulatory capital purposes.

In response to the COVID-19 pandemic, TCF temporarily suspended buybacks under its share repurchase program, but retains the ability to resume as circumstances warrant. TCF is well positioned with strong capital and liquidity and is committed to supporting our customers, team members and communities.

TCF's board of directors also declared a regular quarterly cash dividend of $0.35 per common share payable on September 1, 2020 to shareholders of record at the close of business on August 14, 2020. In addition, the board of directors declared a quarterly cash dividend of $0.35625 per depositary share payable on September 1, 2020 to shareholders of record of the depositary shares, representing a 1/1,000th interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock, at the close of business on August 14, 2020.

Conference Call Details TCF will host a conference call to discuss second quarter 2020 results on Tuesday, July 28, 2020 at 10:00 a.m. Eastern Time. The conference call will be available via a live webcast on the Investor Relations section of TCF's website, ir.tcfbank.com, and archived for replay. The conference call can also be accessed by dialing (844) 512-2926 and entering access code 2542421. To listen to the replay via phone, please dial (877) 344-7529 and enter access code 10145803. The replay begins approximately one hour after the call is completed on Tuesday, July 28, 2020 and will be available through Tuesday, August 4, 2020.

TCF Financial Corporation (NASDAQ: TCF) is a Detroit, Michigan-based financial holding company with $50 billion in total assets at June 30, 2020 and a top 10 deposit market share in the Midwest. TCF’s primary banking subsidiary, TCF National Bank, is a premier Midwest bank offering consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial clients. TCF has approximately 500 branches primarily located in Michigan, Illinois and Minnesota with additional locations in Colorado, Ohio, South Dakota and Wisconsin. TCF also conducts business across all 50 states and Canada through its specialty lending and leasing businesses. To learn more about TCF, visit ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Corporation's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Corporation's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Corporation's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Corporation's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2019 under the heading "Risk Factors" or otherwise disclosed in documents filed or furnished by the Corporation with or to the SEC after the filing of such Annual Report on Form 10-K, and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

This release also contains forward-looking statements regarding TCF’s outlook or expectations with respect to the merger. Examples of forward-looking statements include, but are not limited to, statements regarding outlook and expectations with respect to the strategic and financial benefits of the merger, including the expected impact of the transaction on TCF’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the expected costs to be incurred in connection with the merger, and operational aspects of post-merger integration.

Use of Non-GAAP Financial Measures
Management uses the adjusted net income, adjusted diluted earnings per common share, adjusted ROAA, adjusted ROACE, ROATCE, adjusted ROATCE, adjusted efficiency ratio, adjusted net interest income, net interest margin (FTE), adjusted net interest margin (FTE), adjusted noninterest income, adjusted noninterest expense, tangible book value per common share, tangible common equity to tangible assets and the allowance for credit losses as percentage of total loans and leases, excluding PPP loans internally to measure performance and believes that these financial measures not recognized under generally accepted accounting principles in the United States ("GAAP") (i.e. non-GAAP) provide meaningful information to investors that will permit them to assess the Corporation's capital and ability to withstand unexpected market or economic conditions and to assess the performance of the Corporation in relation to other banking institutions on the same basis as that applied by management, analysts and banking regulators. TCF adjusts certain results to exclude merger-related expenses and notable items in addition to presenting net interest income and net interest margin (FTE) excluding purchase accounting accretion and amortization and the impact of PPP loans. Management believes these measures are useful to investors in understanding TCF's business and operating results.
These non-GAAP financial measures are not defined by GAAP and other entities may calculate them differently than TCF does. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the reconciliation tables included in this press release.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition (Unaudited)
						Change From
(Dollars in thousands)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31, 2020		Jun. 30, 2019
	2020	2020	2019	2019	2019	$	%	$	%
ASSETS:
Cash and cash equivalents:
Cash and due from banks	$535,507	$713,413	$491,787	$586,060	$294,566	$(177,906)	(24.9)%	$240,941	81.8%
Interest-bearing deposits with other banks	2,545,170	565,458	736,584	736,954	260,705	1,979,712	N.M.	2,284,465	N.M.
Total cash and cash equivalents	3,080,677	1,278,871	1,228,371	1,323,014	555,271	1,801,806	140.9	2,525,406	N.M.
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	386,483	484,461	442,440	290,238	105,659	(97,978)	(20.2)	280,824	N.M.
Investment securities:
Available-for-sale, at fair value	7,219,373	7,025,224	6,720,001	5,579,835	3,109,803	194,149	2.8	4,109,570	132.1
Held-to-maturity, at amortized cost	130,101	135,619	139,445	144,000	144,919	(5,518)	(4.1)	(14,818)	(10.2)
Total investment securities	7,349,474	7,160,843	6,859,446	5,723,835	3,254,722	188,631	2.6	4,094,752	125.8
Loans and leases held-for-sale	532,799	287,177	199,786	1,436,069	74,410	245,622	85.5	458,389	N.M.
Loans and leases	35,535,824	35,921,614	34,497,464	33,510,752	19,185,137	(385,790)	(1.1)	16,350,687	85.2
Allowance for loan and lease losses	(461,114)	(406,383)	(113,052)	(121,218)	(146,503)	(54,731)	(13.5)	(314,611)	N.M.
Loans and leases, net	35,074,710	35,515,231	34,384,412	33,389,534	19,038,634	(440,521)	(1.2)	16,036,076	84.2
Premises and equipment, net	472,240	516,454	533,138	554,194	432,751	(44,214)	(8.6)	39,489	9.1
Goodwill	1,313,046	1,313,046	1,299,878	1,265,111	154,757	0	0.0	1,158,289	N.M.
Other intangible assets, net	157,373	162,887	168,368	215,910	18,885	(5,514)	(3.4)	138,488	N.M.
Loan servicing rights	38,816	47,283	56,313	55,301	19	(8,467)	(17.9)	38,797	N.M.
Other assets	1,656,842	1,828,130	1,479,401	1,439,305	991,722	(171,288)	(9.4)	665,120	67.1
Total assets	$50,062,460	$48,594,383	$46,651,553	$45,692,511	$24,626,830	$1,468,077	3.0	$25,435,630	103.3%
LIABILITIES AND EQUITY:
Deposits:
Noninterest-bearing	$10,480,245	$8,237,916	$7,970,590	$7,979,900	$4,062,912	$2,242,329	27.2%	$6,417,333	157.9%
Interest-bearing	28,730,627	27,561,387	26,497,873	27,306,174	15,049,475	1,169,240	4.2	13,681,152	90.9
Total deposits	39,210,872	35,799,303	34,468,463	35,286,074	19,112,387	3,411,569	9.5	20,098,485	105.2
Short-term borrowings	2,772,998	3,482,535	2,669,145	2,607,300	350,764	(709,537)	(20.4)	2,422,234	N.M.
Long-term borrowings	936,908	2,600,594	2,354,448	860,482	1,617,531	(1,663,686)	(64.0)	(680,623)	(42.1)
Other liabilities	1,483,127	1,056,118	1,432,256	1,245,238	835,630	427,009	40.4	647,497	77.5
Total liabilities	44,403,905	42,938,550	40,924,312	39,999,094	21,916,312	1,465,355	3.4	22,487,593	102.6
Equity:
Preferred stock	169,302	169,302	169,302	169,302	169,302	—	—	—	—
Common stock	152,233	152,186	152,966	153,571	87,944	47	0.0	64,289	73.1
Additional paid-in capital	3,441,925	3,433,234	3,462,080	3,478,159	781,788	8,691	0.3	2,660,137	N.M.
Retained earnings	1,700,480	1,732,932	1,896,427	1,840,214	1,874,308	(32,452)	(1.9)	(173,828)	(9.3)
Accumulated other comprehensive income	198,408	166,170	54,277	56,228	37,334	32,238	19.4	161,074	N.M.
Treasury stock at cost and other	(27,093)	(28,140)	(28,037)	(27,370)	(265,017)	1,047	3.7	237,924	89.8
Total TCF Financial Corporation shareholders' equity	5,635,255	5,625,684	5,707,015	5,670,104	2,685,659	9,571	0.2	2,949,596	109.8
Non-controlling interest	23,300	30,149	20,226	23,313	24,858	(6,849)	(22.7)	(1,558)	(6.3)
Total equity	5,658,555	5,655,833	5,727,241	5,693,417	2,710,517	2,722	0.0	2,948,038	108.8
Total liabilities and equity	$50,062,460	$48,594,383	$46,651,553	$45,692,511	$24,626,829	$1,468,077	3.0	$25,435,631	103.3%
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Quarter Ended					Change From
(Dollars in thousands)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31, 2020		Jun. 30, 2019
	2020	2020	2019	2019	2019	$	%	$	%
Interest income:
Interest and fees on loans and leases	$392,826	$443,096	$446,738	$417,370	$283,282	$(50,270)	(11.3)%	$109,544	38.7%
Interest on investment securities:
Taxable	32,505	40,920	36,282	31,038	22,041	(8,415)	(20.6)	10,464	47.5
Tax-exempt	4,155	4,349	4,374	3,385	1,208	(194)	(4.5)	2,947	N.M.
Interest on loans held-for-sale	3,322	1,561	15,767	1,408	599	1,761	112.8	2,723	N.M.
Interest on other earning assets	5,562	5,466	6,617	6,607	3,651	96	1.8	1,911	52.3
Total interest income	438,370	495,392	509,778	459,808	310,781	(57,022)	(11.5)	127,589	41.1
Interest expense:
Interest on deposits	46,785	67,419	77,003	70,900	40,646	(20,634)	(30.6)	6,139	15.1
Interest on borrowings	13,226	26,492	24,022	17,115	16,078	(13,266)	(50.1)	(2,852)	(17.7)
Total interest expense	60,011	93,911	101,025	88,015	56,724	(33,900)	(36.1)	3,287	5.8
Net interest income	378,359	401,481	408,753	371,793	254,057	(23,122)	(5.8)	124,302	48.9
Provision for credit losses	78,726	96,943	14,403	27,188	13,569	(18,217)	(18.8)	65,157	N.M.
Net interest income after provision for credit losses	299,633	304,538	394,350	344,605	240,488	(4,905)	(1.6)	59,145	24.6
Noninterest income:
Leasing revenue	37,172	33,565	46,686	39,590	39,277	3,607	10.7	(2,105)	(5.4)
Fees and service charges on deposit accounts	22,832	34,597	39,356	34,384	27,842	(11,765)	(34.0)	(5,010)	(18.0)
Net gains (losses) on sales of loans and leases	29,034	20,590	12,934	(5,984)	11,141	8,444	41.0	17,893	160.6
Card and ATM revenue	20,636	21,685	24,751	23,315	20,496	(1,049)	(4.8)	140	0.7
Wealth management revenue	6,206	6,151	6,172	4,241	—	55	0.9	6,206	N.M.
Servicing fee revenue	3,041	6,792	6,022	5,121	4,523	(3,751)	(55.2)	(1,482)	(32.8)
Net gains on investment securities	8	—	8	5,900	1,066	8	N.M.	(1,058)	(99.2)
Other	14,125	13,583	22,123	(12,309)	5,373	542	4.0	8,752	162.9
Total noninterest income	133,054	136,963	158,052	94,258	109,718	(3,909)	(2.9)	23,336	21.3
Noninterest expense:
Compensation and employee benefits	171,799	171,528	180,969	155,745	116,266	271	0.2	55,533	47.8
Occupancy and equipment	54,107	57,288	56,771	49,229	41,850	(3,181)	(5.6)	12,257	29.3
Lease financing equipment depreciation	18,212	18,450	18,629	19,408	19,133	(238)	(1.3)	(921)	(4.8)
Net foreclosed real estate and repossessed assets	998	1,859	4,242	2,203	2,448	(861)	(46.3)	(1,450)	(59.2)
Merger-related expenses	81,619	36,728	47,025	111,259	4,226	44,891	122.2	77,393	N.M.
Other	73,506	88,746	108,935	87,776	52,926	(15,240)	(17.2)	20,580	38.9
Total noninterest expense	400,241	374,599	416,571	425,620	236,849	25,642	6.8	163,392	69.0
Income before income tax expense (benefit)	32,446	66,902	135,831	13,243	113,357	(34,456)	(51.5)	(80,911)	(71.4)
Income tax expense (benefit)	6,213	13,086	21,375	(11,735)	19,314	(6,873)	(52.5)	(13,101)	(67.8)
Income after income tax expense (benefit)	26,233	53,816	114,456	24,978	94,043	(27,583)	(51.3)	(67,810)	(72.1)
Income attributable to non-controlling interest	2,469	1,917	2,057	2,830	3,616	552	28.8	(1,147)	(31.7)
Net income attributable to TCF Financial Corporation	23,764	51,899	112,399	22,148	90,427	(28,135)	(54.2)	(66,663)	(73.7)
Preferred stock dividends	2,494	2,493	2,494	2,494	2,494	1	—	—	—
Net income available to common shareholders	$21,270	$49,406	$109,905	$19,654	$87,933	$(28,136)	(56.9)	$(66,663)	(75.8)
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Six Months Ended June 30,		Change
(Dollars in thousands, except per share data)	2020	2019	$	%
Interest income:
Interest and fees on loans and leases	$835,922	$566,520	$269,402	47.6%
Interest on investment securities:
Taxable	73,425	38,707	34,718	89.7
Tax-exempt	8,504	3,892	4,612	118.5
Interest on loans held-for-sale	4,883	1,424	3,459	N.M.
Interest on other earning assets	11,028	7,132	3,896	54.6
Total interest income	933,762	617,675	316,087	51.2
Interest expense:
Interest on deposits	114,204	78,254	35,950	45.9
Interest on borrowings	39,718	30,935	8,783	28.4
Total interest expense	153,922	109,189	44,733	41.0
Net interest income	779,840	508,486	271,354	53.4
Provision for credit losses	175,669	23,691	151,978	N.M.
Net interest income after provision for credit losses	604,171	484,795	119,376	24.6
Noninterest income:
Leasing revenue	70,737	77,442	(6,705)	(8.7)
Fees and service charges on deposit accounts	57,429	54,120	3,309	6.1
Net gains on sales of loans and leases	49,624	19,358	30,266	156.3
Card and ATM revenue	42,321	39,155	3,166	8.1
Wealth management revenue	12,357	—	12,357	N.M.
Servicing fee revenue	9,833	9,633	200	2.1
Net gains on investment securities	8	1,517	(1,509)	(99.5)
Other	27,708	11,997	15,711	131.0
Total noninterest income	270,017	213,222	56,795	26.6
Noninterest expense:
Compensation and employee benefits	343,327	240,208	103,119	42.9
Occupancy and equipment	111,395	83,560	27,835	33.3
Lease financing equipment depreciation	36,662	38,389	(1,727)	(4.5)
Net foreclosed real estate and repossessed assets	2,857	7,078	(4,221)	(59.6)
Merger-related expenses	118,347	13,684	104,663	N.M.
Other	162,252	107,005	55,247	51.6
Total noninterest expense	774,840	489,924	284,916	58.2
Income before income tax expense	99,348	208,093	(108,745)	(52.3)
Income tax expense	19,299	40,601	(21,302)	(52.5)
Income after income tax expense	80,049	167,492	(87,443)	(52.2)
Income attributable to non-controlling interest	4,386	6,571	(2,185)	(33.3)
Net income attributable to TCF Financial Corporation	75,663	160,921	(85,258)	(53.0)
Preferred stock dividends	4,987	4,987	—	—
Net income available to common shareholders	$70,676	$155,934	$(85,258)	(54.7)
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)
	Quarter Ended
	Jun. 30, 2020			Mar. 31, 2020			Jun. 30, 2019
	Average		Yields &	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$401,532	$4,376	4.38%	$454,675	$3,152	2.79%	$112,118	$1,093	3.91%
Investment securities held-to-maturity	132,054	71	0.21	136,277	560	1.64	146,296	924	2.53
Investment securities available-for-sale:
Taxable	5,730,762	32,434	2.26	5,892,006	40,360	2.74	2,711,984	21,117	3.11
Tax-exempt(3)	743,744	5,221	2.81	773,468	5,503	2.85	222,534	1,530	2.75
Loans and leases held-for-sale	356,671	3,322	3.73	138,058	1,561	4.53	40,835	599	5.88
Loans and leases(3)(4)
Commercial and industrial	12,713,714	140,576	4.41	11,827,315	160,802	5.42	6,683,060	109,679	6.56
Commercial real estate	9,658,124	95,373	3.91	9,291,540	117,743	5.01	3,069,969	39,204	5.05
Lease financing	2,712,291	33,803	4.99	2,682,323	34,156	5.09	2,565,175	32,899	5.13
Residential mortgage	6,326,227	62,023	3.93	6,113,279	61,379	4.02	2,337,818	28,665	4.91
Home equity	3,509,107	45,314	5.19	3,514,278	51,103	5.85	2,997,050	51,588	6.90
Consumer installment	1,459,446	17,703	4.88	1,517,412	19,742	5.23	1,586,633	22,262	5.63
Total loans and leases(3)(4)	36,378,909	394,792	4.33	34,946,147	444,925	5.08	19,239,705	284,297	5.91
Interest-bearing deposits with banks and other	1,587,665	1,186	0.30	538,971	2,314	1.72	280,075	2,557	3.64
Total interest-earning assets	45,331,337	441,402	3.88	42,879,602	498,375	4.64	22,753,547	312,117	5.48
Other assets	4,384,779			4,105,824			1,730,275
Total assets	$49,716,116			$46,985,426			$24,483,822
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$9,830,687			$7,929,933			$3,980,811
Interest-bearing deposits:
Savings	9,082,184	8,930	0.40	8,589,815	13,669	0.64	6,452,510	12,314	0.77
Certificates of deposit	7,491,502	26,744	1.44	7,329,632	33,065	1.81	4,527,822	23,304	2.06
Checking	6,649,288	2,329	0.14%	5,990,309	5,830	0.39%	2,479,814	440	0.07%
Money market	5,380,547	8,782	0.66	4,792,248	14,855	1.25	1,430,556	4,588	1.29
Total interest-bearing deposits	28,603,521	46,785	0.66	26,702,004	67,419	1.02	14,890,702	40,646	1.09
Total deposits	38,434,208	46,785	0.49	34,631,937	67,419	0.78	18,871,513	40,646	0.86
Borrowings:
Short-term borrowings	3,016,490	4,085	0.54	2,689,262	10,582	1.56	321,043	2,131	2.63
Long-term borrowings	1,072,394	9,141	3.40	2,608,204	15,910	2.42	1,657,527	13,946	3.34
Total borrowings	4,088,884	13,226	1.29	5,297,466	26,492	1.98	1,978,570	16,077	3.23
Total interest-bearing liabilities	32,692,405	60,011	0.74	31,999,470	93,911	1.18	16,869,272	56,723	1.34
Total deposits and borrowings	42,523,092	60,011	0.57	39,929,403	93,911	0.94	20,850,083	56,723	1.09
Accrued expenses and other liabilities	1,534,769			1,425,536			969,723
Total liabilities	44,057,861			41,354,939			21,819,806
Total TCF Financial Corporation shareholders' equity	5,630,133			5,605,159			2,634,386
Non-controlling interest in subsidiaries	28,122			25,328			29,630
Total equity	5,658,255			5,630,487			2,664,016
Total liabilities and equity	$49,716,116			$46,985,426			$24,483,822
Net interest spread (FTE)			3.31%			3.70%			4.39%
Net interest income(FTE) and net interest margin(FTE)		$381,391	3.35%		$404,464	3.76%		$255,394	4.49%
Reconciliation to Reported Net Interest Income
Net interest income (FTE)		$381,391			$404,464			$255,394
Adjustments for taxable equivalent interest(1)(3)
Loans and leases		(1,966)			(1,829)			(1,015)
Tax-exempt investment securities		(1,066)			(1,154)			(322)
Total FTE adjustments		(3,032)			(2,983)			(1,337)
Net interest income (GAAP)		$378,359			$401,481			$254,057
Net interest margin (GAAP)		3.33%			3.73%			4.46%

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

(4)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)

	Six Months Ended June 30,
	2020			2019
	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$428,103	$7,528	3.54%	$108,646	$2,054	3.81%
Investment securities held-to-maturity	134,166	631	0.94	146,922	1,459	1.99
Investment securities available-for-sale:
Taxable	5,811,384	72,794	2.51	2,418,222	37,248	3.08
Tax-exempt(3)	758,606	10,724	2.83	368,951	4,927	2.67
Loans and leases held-for-sale	247,364	4,883	3.95	47,980	1,424	5.97
Loans and leases(3)(4)
Commercial and industrial	12,270,514	301,378	4.90	6,589,631	216,395	6.59
Commercial real estate	9,474,832	213,116	4.45	2,994,221	76,941	5.11
Lease financing	2,697,307	67,959	5.04	2,546,364	65,283	5.13
Residential mortgage	6,219,753	123,402	3.97	2,341,827	58,123	4.99
Consumer installment	1,488,429	37,445	5.06	1,718,987	47,762	5.60
Home equity	3,511,693	96,417	5.52	3,022,449	104,040	6.94
Total loans and leases(3)(4)	35,662,528	839,717	4.70	19,213,479	568,544	5.94
Interest-bearing deposits with banks and other	1,063,319	3,500	0.66	270,867	5,078	3.75
Total interest-earning assets	44,105,470	939,777	4.25	22,575,067	620,734	5.52
Other assets	4,245,301			1,721,355
Total assets	$48,350,771			$24,296,422
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$8,880,310			$3,950,447
Interest-bearing deposits:
Checking	6,319,799	8,159	0.26	2,468,852	827	0.07
Savings	8,836,000	22,599	0.51	6,353,800	22,984	0.73
Money market	5,086,397	23,637	0.93	1,460,427	9,041	1.25
Certificates of deposit	7,410,567	59,809	1.62	4,574,710	45,402	2.00
Total interest-bearing deposits	27,652,763	114,204	0.83	14,857,789	78,254	1.06
Total deposits	36,533,073	114,204	0.63	18,808,236	78,254	0.84
Borrowings:
Short-term borrowings	2,852,876	14,667	1.02	307,347	4,088	2.65
Long-term borrowings	1,840,299	25,051	2.71	1,579,613	26,847	3.39
Total borrowings	4,693,175	39,718	1.68	1,886,960	30,935	3.27
Total interest-bearing liabilities	32,345,938	153,922	0.95	16,744,749	109,189	1.31
Total deposits and borrowings	41,226,248	153,922	0.75	20,695,196	109,189	1.06
Accrued expenses and other liabilities	1,480,152			979,359
Total liabilities	42,706,400			21,674,555
Total TCF Financial Corporation shareholders' equity	5,617,646			2,594,778
Non-controlling interest in subsidiaries	26,725			27,089
Total equity	5,644,371			2,621,867
Total liabilities and equity	$48,350,771			$24,296,422
Net interest spread (FTE)			3.50%			4.46%
Net interest income (FTE) and net interest margin (FTE)		$785,855	3.55%		$511,545	4.55%
Reconciliation to Reported Net Interest Income
Net interest income (FTE)		$785,855			$511,545
Adjustments for taxable equivalent interest(1)(3)
Loans		(3,795)			(2,024)
Tax-exempt investment securities		(2,220)			(1,035)
Total FTE adjustments		(6,015)			(3,059)
Net interest income (GAAP)		$779,840			$508,486
Net interest margin (GAAP)		3.52%			4.52%

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

(4)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Average Balance Sheets (Unaudited)

	Quarter Ended					Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31, 2020		Jun. 30, 2019
(Dollars in thousands)	2020	2020	2019	2019	2019	$	%	$	%
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$401,532	$454,675	$388,640	$230,767	$112,118	$(53,143)	(11.7)%	$289,414	N.M.
Investment securities held-to-maturity	132,054	136,277	140,434	143,078	146,296	(4,223)	(3.1)	(14,242)	(9.7)%
Investment securities available-for-sale:
Taxable	5,730,762	5,892,006	4,960,520	4,232,878	2,711,984	(161,244)	(2.7)	3,018,778	111.3
Tax-exempt	743,744	773,468	778,994	643,576	222,534	(29,724)	(3.8)	521,210	N.M.
Loans and leases held-for-sale	356,671	138,058	1,121,326	118,482	40,835	218,613	158.3	315,836	N.M.
Loans and leases(1) :
Commercial and industrial	12,713,714	11,827,315	10,955,937	9,290,978	6,683,060	886,399	7.5	6,030,654	90.2
Commercial real estate	9,658,124	9,291,540	9,057,834	6,964,643	3,069,969	366,584	3.9	6,588,155	N.M.
Lease financing	2,712,291	2,682,323	2,616,360	2,570,567	2,565,175	29,968	1.1	147,116	5.7
Residential mortgage	6,326,227	6,113,279	6,023,647	4,853,627	2,337,818	212,948	3.5	3,988,409	170.6
Consumer installment	1,459,446	1,517,412	1,546,952	2,389,830	1,586,633	(57,966)	(3.8)	(127,187)	(8.0)
Home equity	3,509,107	3,514,278	3,604,153	3,433,830	2,997,050	(5,171)	(0.1)	512,057	17.1
Total loans and leases(1)	36,378,909	34,946,147	33,804,883	29,503,475	19,239,705	1,432,762	4.1	17,139,204	89.1
Interest-bearing deposits with banks and other	1,587,665	538,971	656,555	933,014	280,075	1,048,694	194.6	1,307,590	N.M.
Total interest-earning assets	45,331,337	42,879,602	41,851,352	35,805,270	22,753,547	2,451,735	5.7	22,577,790	99.2
Other assets	4,384,779	4,105,824	4,268,162	3,289,096	1,730,275	278,955	6.8	2,654,504	153.4
Total assets	$49,716,116	$46,985,426	$46,119,514	$39,094,366	$24,483,822	$2,730,690	5.8	$25,232,294	103.1
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$9,830,687	$7,929,933	$7,968,769	$6,564,195	$3,980,811	$1,900,754	24.0	$5,849,876	147.0%
Interest-bearing deposits:
Checking	6,649,288	5,990,309	5,891,566	4,805,843	2,479,814	658,979	11.0	4,169,474	168.1
Savings	9,082,184	8,589,815	8,404,460	7,676,165	6,452,510	492,369	5.7	2,629,674	40.8
Money market	5,380,547	4,792,248	4,463,476	3,490,922	1,430,556	588,299	12.3	3,949,991	N.M.
Certificates of deposit	7,491,502	7,329,632	7,825,573	7,320,720	4,527,822	161,870	2.2	2,963,680	65.5
Total interest-bearing deposits	28,603,521	26,702,004	26,585,075	23,293,650	14,890,702	1,901,517	7.1	13,712,819	92.1
Total deposits	38,434,208	34,631,937	34,553,844	29,857,845	18,871,513	3,802,271	11.0	19,562,695	103.7
Borrowings:
Short-term borrowings	3,016,490	2,689,262	2,585,682	1,884,228	321,043	327,228	12.2	2,695,447	N.M.
Long-term borrowings	1,072,394	2,608,204	1,739,852	1,472,150	1,657,527	(1,535,810)	(58.9)	(585,133)	(35.3)
Total borrowings	4,088,884	5,297,466	4,325,534	3,356,378	1,978,570	(1,208,582)	(22.8)	2,110,314	106.7
Total interest-bearing liabilities	32,692,405	31,999,470	30,910,609	26,650,028	16,869,272	692,935	2.2	15,823,133	93.8
Total deposits and borrowings	42,523,092	39,929,403	38,879,378	33,214,223	20,850,083	2,593,689	6.5	21,673,009	103.9
Accrued expenses and other liabilities	1,534,769	1,425,536	1,549,017	1,197,014	969,723	109,233	7.7	565,046	58.3
Total liabilities	44,057,861	41,354,939	40,428,395	34,411,237	21,819,806	2,702,922	6.5	22,238,055	101.9
Total TCF Financial Corporation shareholders' equity	5,630,133	5,605,159	5,667,436	4,657,613	2,634,386	24,974	0.4	2,995,747	113.7
Non-controlling interest in subsidiaries	28,122	25,328	23,683	25,516	29,630	2,794	11.0	(1,508)	(5.1)
Total equity	5,658,255	5,630,487	5,691,119	4,683,129	2,664,016	27,768	0.5	2,994,239	112.4
Total liabilities and equity	$49,716,116	$46,985,426	$46,119,514	$39,094,366	$24,483,822	$2,730,690	5.8	$25,232,294	103.1
N.M. Not Meaningful

(1)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Yields and Rates(1)(2) (Unaudited)

	Quarter Ended					Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2020	2020	2019	2019	2019	2020		2019
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	4.38%	2.79%	3.24%	1.39%	3.91%	159	bps	47	bps
Investment securities held-to-maturity	0.21	1.64	2.53	1.68	2.53	(143)		(232)
Investment securities available-for-sale:
Taxable	2.26	2.74	2.85	2.88	3.11	(48)		(85)
Tax-exempt(3)	2.81	2.85	2.84	2.66	2.75	(4)		6
Loans and leases held-for-sale	3.73	4.53	5.58	4.74	5.88	(80)		(215)
Loans and leases(3)
Commercial and industrial	4.41	5.42	5.63	6.25	6.56	(101)		(215)
Commercial real estate	3.91	5.01	5.38	5.45	5.05	(110)		(114)
Lease financing	4.99	5.09	5.11	5.11	5.13	(10)		(14)
Residential mortgage	3.93	4.02	4.05	4.23	4.91	(9)		(98)
Consumer installment	4.88	5.23	4.97	5.73	5.63	(35)		(75)
Home equity	5.19	5.85	5.93	6.49	6.90	(66)		(171)
Total loans and leases(3)	4.33	5.08	5.24	5.62	5.91	(75)		(158)
Interest-bearing deposits with banks and other	0.30	1.72	2.07	2.44	3.64	(142)		(334)

Total interest-earning assets	3.88	4.64	4.85	5.11	5.48	(76)		(160)

LIABILITIES:
Interest-bearing deposits:
Checking	0.14	0.39	0.51	0.46	0.07	(25)		7
Savings	0.40	0.64	0.71	0.73	0.77	(24)		(37)
Money market	0.66	1.25	1.38	1.48	1.29	(59)		(63)
Certificates of deposit	1.44	1.81	1.97	2.07	2.06	(37)		(62)
Total interest-bearing deposits	0.66	1.02	1.15	1.21	1.09	(36)		(43)
Total deposits	0.49	0.78	0.88	0.94	0.86	(29)		(37)
Borrowings:
Short-term borrowings	0.54	1.56	1.73	1.11	2.63	(102)		(209)
Long-term borrowings	3.40	2.42	2.87	3.17	3.34	98		6
Total borrowings	1.29	1.98	2.19	2.01	3.23	(69)		(194)

Total interest-bearing liabilities	0.74	1.18	1.29	1.31	1.34	(44)		(60)
Total deposits and borrowings	0.57	0.94	1.03	1.05	1.09	(37)		(52)

Net interest margin (FTE)	3.35	3.76	3.89	4.14	4.49	(41)		(114)

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Composition of Loans (Unaudited)

	Quarter Ended					Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31, 2020		Jun. 30, 2019
(Dollars in thousands)	2020	2020	2019	2019	2019	$	%	$
Commercial and industrial	$12,200,721	$12,326,943	$11,439,602	$10,913,343	$6,666,106	$(126,222)	(1.0)%	$5,534,615
Commercial real estate	9,628,344	9,486,904	9,136,870	8,773,970	3,168,774	141,440	1.5	6,459,570
Lease financing	2,707,402	2,708,998	2,699,869	2,594,373	2,582,613	(1,596)	(0.1)	124,789
Total commercial loan and lease portfolio	24,536,467	24,522,845	23,276,341	22,281,686	12,417,493	13,622	0.1	12,118,974
Residential mortgage	6,123,118	6,435,314	6,179,805	6,057,404	2,368,411	(312,196)	(4.9)	3,754,707
Home equity	3,445,584	3,453,502	3,498,907	3,609,410	2,924,753	(7,918)	(0.2)	520,831
Consumer installment	1,430,655	1,509,953	1,542,411	1,562,252	1,474,480	(79,298)	(5.3)	(43,825)
Total consumer loan portfolio	10,999,357	11,398,769	11,221,123	11,229,066	6,767,644	(399,412)	(3.5)	4,231,713
Total	$35,535,824	$35,921,614	$34,497,464	$33,510,752	$19,185,137	$(385,790)	(1.1)	$16,350,687

Composition of Deposits (Unaudited)

	Quarter Ended					Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31, 2020		Jun. 30, 2019
(Dollars in thousands)	2020	2020	2019	2019	2019	$	%	$
Noninterest-bearing deposits	$10,480,245	$8,237,916	$7,970,590	$7,979,900	$4,062,912	$2,242,329	27.2%	$6,417,333
Interest-bearing deposits:
Savings	9,310,362	8,703,864	8,506,058	8,347,541	6,503,102	606,498	7.0	2,807,260
Certificates of deposit	7,142,996	7,463,192	7,455,556	8,385,972	4,605,327	(320,196)	(4.3)	2,537,669
Checking	6,693,092	6,289,046	5,966,178	6,266,740	2,498,042	404,046	6.4	4,195,050
Money market	5,584,177	5,105,285	4,570,081	4,305,921	1,443,004	478,892	9.4	4,141,173
Total interest-bearing deposits	28,730,627	27,561,387	26,497,873	27,306,174	15,049,475	1,169,240	4.2	13,681,152
Total deposits	$39,210,872	$35,799,303	$34,468,463	$35,286,074	$19,112,387	$3,411,569	9.5	$20,098,485

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data

Allowance for Credit Losses (Unaudited)

	Jun. 30,		Mar. 31,		Jan. 1,	Dec. 31,		Sep. 30,		Jun. 30,
	2020		2020		2020	2019		2019		2019
(Dollars in thousands)	Balance	% of Loan and Lease Portfolio	Balance	% of Loan and Lease Portfolio	Adjusted for adoption of CECL	Balance	% of Loan and Lease Portfolio	Balance	% of Loan and Lease Portfolio	Balance	% of Loan and Lease Portfolio
Allowance for loan and lease losses
Commercial and industrial	$122,024	1.00%	$117,507	0.95%	$93,884	$42,430	0.38%	$39,974	0.37%	$38,605	0.59%
Commercial real estate	162,364	1.69	86,209	0.91	67,620	27,308	0.29	24,090	0.27	22,747	0.70
Lease financing	19,041	0.70	27,610	1.02	21,631	14,742	0.55	14,367	0.55	14,440	0.56
Residential mortgage	79,479	1.30	97,185	1.51	72,939	8,099	0.13	19,816	0.33	21,102	0.89
Consumer installment	21,382	1.49	20,178	1.34	15,967	2,678	0.17	1,859	0.12	26,731	1.81
Home equity	56,824	1.65	57,694	1.67	47,003	17,795	0.51	21,112	0.58	22,878	0.78
Total allowance for loan and lease losses	$461,114	1.30%	$406,383	1.13%	$319,044	$113,052	0.33%	$121,218	0.36%	$146,503	0.76%
Reserve for unfunded lending commitments	42,788		22,188			3,528		3,461		1,936
Total allowance for credit losses	$503,902	1.42%	$428,571	1.19%		$116,580	0.34%	$124,679	0.37%	$148,439	0.77%

Changes in Allowance for Credit Losses

	Quarter Ended					Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Allowance for loan and lease losses
Balance, beginning of period	$406,383	$113,052	$121,218	$146,503	$147,972	$293,331	$258,411
Impact of CECL adoption	—	205,992	—	—	—	(205,992)	—
Adjusted balance, beginning of period	406,383	319,044	121,218	146,503	147,972	87,339	258,411
Charge-offs	(9,958)	(14,729)	(16,891)	(35,547)	(21,066)	4,771	11,108
Recoveries	6,563	9,252	10,654	6,969	6,984	(2,689)	(421)
Net (charge-offs) recoveries	(3,395)	(5,477)	(6,237)	(28,578)	(14,082)	2,082	10,687
Provision for credit losses related to loans and leases(1)	58,126	92,990	14,403	27,188	13,569	(34,864)	44,557
Other(2)	—	(174)	(16,332)	(23,895)	(956)	174	956
Balance, end of period	461,114	406,383	113,052	121,218	146,503	54,731	314,611
Reserve for unfunded lending commitments
Balance, beginning of period	22,188	3,528	3,461	1,936	1,941	18,660	20,247
Impact of CECL adoption	—	14,707	—	—	—	(14,707)	—
Adjusted balance, beginning of period	22,188	18,235	3,461	1,936	1,941	3,953	20,247
Provision (benefit) for credit losses related to unfunded lending commitments(1)	20,600	3,953	67	(342)	(5)	16,647	20,605
Addition due to merger	—	—	—	1,867	—	—	—
Balance, end of period	42,788	22,188	3,528	3,461	1,936	20,600	40,852
Total allowance for credit losses	$503,902	$428,571	$116,580	$124,679	$148,439	$75,331	$355,463

(1)
Provision for credit losses related to loans and leases and the provision for credit losses related to unfunded lending commitments are included within Provision for Credit Losses in the Consolidated Statements of Income.

(2)	Primarily includes the transfer of the allowance for credit losses to loans and leases held-for-sale.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Net (Charge-offs) Recoveries

	Quarter Ended
	Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,
	2020		2020		2019		2019		2019
(Dollars in thousands)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)
Commercial and industrial	$9	—%	$(4,022)	0.14%	$(5,736)	0.21%	$(17,631)	0.76%	$(5,820)	0.35%
Commercial real estate	(644)	0.03	563	(0.02)	(7)	—	13	—	9	—
Lease financing	(1,392)	0.21	(878)	0.13	(1,749)	0.27	(2,192)	0.34	(966)	0.15
Residential mortgage	(871)	0.06	355	(0.02)	1,552	(0.10)	(189)	0.02	(80)	0.01
Consumer installment	(162)	0.04	(1,249)	0.33	(2,577)	0.67	(8,984)	1.50	(6,990)	1.76
Home equity	(335)	0.04	(246)	0.03	2,280	(0.25)	405	(0.05)	(235)	0.03
Total net (charge-offs) recoveries	$(3,395)	0.04%	$(5,477)	0.06%	$(6,237)	0.07%	$(28,578)	0.39%	$(14,082)	0.29%
(1) Annualized net charge-off rate based on average loans and leases.

Over 90-Day Delinquencies as a Percentage of Portfolio(1)
						Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2020	2020	2019	2019	2019	2020		2019
Commercial and industrial	0.02%	—%	—%	0.02%	—%	2	bps	2	bps
Commercial real estate	—	0.02	0.02	0.09	—	(2)		—
Lease financing	0.18	0.11	0.07	0.09	0.12	7		6
Residential mortgage	0.01	0.01	0.01	0.01	0.05	—		(4)
Consumer installment	—	—	0.01	—	0.14	—		(14)
Home equity	—	0.01	—	—	—	(1)		—
Subtotal	0.02	0.02	0.01	0.04	0.03	—		(1)
Portfolios acquired with deteriorated credit quality(2)	N/A	N/A	10.43	5.47	18.92	N/A		N/A
Total delinquencies	0.02%	0.02%	0.09%	0.09%	0.04%	—		(2)

(1)	Excludes nonaccrual loans and leases.

(2)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Nonperforming Assets
						Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020		2019
Nonaccrual loans and leases:
Commercial and industrial	$98,184	$84,157	$53,812	$55,039	$18,483	$14,027		$79,701
Commercial real estate	57,521	47,032	29,735	26,518	545	10,489		56,976
Lease financing	18,756	13,170	10,957	11,503	12,886	5,586		5,870
Residential mortgage	67,762	61,980	38,577	48,816	34,760	5,782		33,002
Consumer installment	1,668	989	714	636	8,633	679		(6,965)
Home equity	47,560	43,147	35,863	39,296	32,686	4,413		14,874
Total nonaccrual loans and leases(1)	291,451	250,475	169,658	181,808	107,993	40,976		183,458
Other real estate owned	42,744	38,914	34,256	27,638	11,964	3,830		30,780
Total nonperforming assets	$334,195	$289,389	$203,914	$209,446	$119,957	$44,806		$214,238

Nonaccrual loans and leases as a percentage of total loans and leases(1)	0.82%	0.70%	0.49%	0.54%	0.56%	12	bps	26	bps
Allowance for loan and lease losses as a percentage of nonaccrual loans and leases(1)	158.21	162.24	66.64	66.67	135.66	(403)		2,255
Allowance for credit losses as a percentage of nonaccrual loans and leases(1)	172.89	171.10	68.71	68.58	137.45	179		3,544
Nonperforming assets as a percentage of total loans and leases and other real estate owned(1)	0.94	0.80	0.59	0.62	0.62	14		32

(1)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

Consolidated Capital Information (Unaudited)
						Change From
(Dollars in thousands, except per share data)	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2020	2020	2019	2019	2019	2020		2019
Dividends declared per common share	$0.35	$0.35	$0.35	$0.35	$0.30	0.0%		16.7%
Book value per common share	35.91	35.85	36.20	35.82	30.43	0.2		18.0
Tangible book value per common share(1)	26.25	26.16	26.60	26.18	28.33	0.3		(7.3)
Common equity to assets	10.92%	11.23%	11.87%	12.04%	10.22%	(31)	bps	70	bps
Tangible common equity to tangible assets(1)	8.22	8.45	9.01	9.09	9.58	(23)		(136)

Regulatory Capital:(2)
Common equity Tier 1 capital	$4,028,681	$4,026,304	$4,050,826	$4,009,214	$2,305,706	0.1%		74.7%
Tier 1 capital	4,221,283	4,225,755	4,236,648	4,197,706	2,495,178	(0.1)		69.2
Total capital	4,907,760	4,744,899	4,681,630	4,652,708	2,811,347	3.4		74.6

Common equity Tier 1 capital ratio	11.09%	10.44%	10.99%	10.88%	10.99%	65	bps	10	bps
Tier 1 risk-based capital ratio	11.62	10.96	11.49	11.40	11.90	66		(28)
Total risk-based capital ratio	13.51	12.31	12.70	12.63	13.40	120		11
Tier 1 leverage ratio	8.75	9.27	9.49	11.16	10.26	(52)		(151)

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.

(2)
June 30, 2020 amounts are preliminary pending completion and filing of the Corporation's regulatory reports. June 30, 2020 and March 31, 2020 regulatory capital ratios reflect our election of the five-year CECL transition for regulatory capital purposes.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

Computation of adjusted diluted earnings per common share and adjusted net income:

		Quarter Ended
		Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands, except per share data)		2020	2020	2019	2019	2019
Net income available to common shareholders		$21,270	$49,406	$109,905	$19,654	$87,933
Earnings allocated to participating securities		—	—	—	—	(17)
Earnings allocated to common stock	(a)	21,270	49,406	109,905	19,654	87,916
Merger-related expenses		81,619	36,728	47,025	111,259	4,226
Notable items:
Sale of legacy TCF auto finance portfolio and related expenses(1)		901	3,063	12,864	19,264	—
Termination of interest rate swaps(2)		—	—	—	17,302	—
Gain on sale of certain investment securities(3)		—	—	—	(5,869)	—
Gains on sales of branches, write-down of company-owned vacant land parcels and branch exit costs, net(4)		(14,166)	—	3,494	5,890	—
Pension fair valuation adjustment(5)		—	—	6,341	—	—
Loan servicing rights (recovery) impairment(2)		8,858	8,236	(638)	4,520	—
Total notable items		(4,407)	11,299	22,061	41,107	—
Related income tax expense, net of benefits(6)		(16,114)	(10,071)	(19,904)	(46,213)	(1,003)
Total adjustments, net of tax		61,098	37,956	49,182	106,153	3,223
Adjusted earnings allocated to common stock	(b)	$82,368	$87,362	$159,087	$125,807	$91,139

Weighted-average common shares outstanding used in diluted earnings per common share calculation(7)	(c)	151,660,139	152,114,017	152,658,766	128,754,588	82,298,920

Diluted earnings per common share	(a)/(c)	$0.14	$0.32	$0.72	$0.15	$1.07
Adjusted diluted earnings per common share	(b)/(c)	0.54	0.57	1.04	0.98	1.11

Net income attributable to TCF		$23,764	$51,899	$112,399	$22,148	$90,427
Total adjustments, net of tax		61,098	37,956	49,182	106,153	3,223
Adjusted net income attributable to TCF		$84,862	$89,855	$161,581	$128,301	$93,650

(1)
Second quarter 2020 amount included within other noninterest expense ($0.8 million) and compensation and employee benefits ($0.1 million). First quarter 2020 amount included within occupancy and equipment ($1.6 million), compensation and employee benefits ($0.9 million) and other noninterest expense ($0.6 million). Fourth quarter 2019 amount included within net gains (losses) on sales of loans and leases ($8.2 million), other noninterest expense ($2.2 million), occupancy and equipment ($1.5 million) and compensation and employee benefits ($0.9 million). Third quarter 2019 amount included within net gains (losses) on sales of loans and leases.

(2)	Included within other noninterest income.

(3)	Included within Net gains on investment securities.

(4)
Second quarter 2020 amount included within other noninterest income ($14.7 million net gain) and other noninterest expense ($0.6 million). Fourth quarter of 2019 and third quarter of 2019 included within other noninterest expense.

(5)	Included within other noninterest expense.

(6)	Included within Income tax expense (benefit).

(7)	Assumes conversion of common shares, as applicable.

Computation of adjusted net interest income and margin:

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Net Interest Income	$378,359	$401,481	$408,753	$371,793	$254,057
Purchase accounting accretion and amortization	(18,209)	(25,258)	(30,523)	(28,411)	—
Adjusted net interest income, excluding purchase accounting accretion and amortization	$360,150	$376,223	$378,230	$343,382	$254,057
Net fees recognized on PPP loans	(7,805)	—	—	—	—
Interest recognition on PPP loans(1)	(1,759)	—	—	—	—
Total PPP loans impact	(9,564)	—	—	—	—
Adjusted net interest income, excluding purchase accounting accretion and amortization and PPP impact	$350,586	$376,223	$378,230	$343,382	$254,057
Net interest margin (FTE)	3.35%	3.76%	3.89%	4.14%	4.49%
Purchase accounting accretion and amortization impact	(0.16)	(0.23)	(0.29)	(0.31)	—
Adjusted net interest margin, excluding purchase accounting accretion and amortization (FTE)	3.19	3.53	3.60	3.83	4.49
PPP loans impact(2)	0.01	—	—	—	—
Adjusted net interest margin, excluding purchase accounting accretion and amortization and PPP loans impact (FTE)	3.20%	3.53%	3.60%	3.83%	4.49%
(1) Interest income recorded on PPP loans less funding costs.
(2) The exclusion of PPP loans additionally reduces average earning assets by $1.2 billion in the second quarter 2020.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted return on average assets, common equity, average tangible common equity:

		Quarter Ended
		Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)		2020	2020	2019	2019	2019
Adjusted net income after tax expense:
Income after tax expense	(a)	$26,233	$53,816	$114,456	$24,978	$94,043
Merger-related expenses		81,619	36,728	47,025	111,259	4,226
Notable items		(4,407)	11,299	22,061	41,107	—
Related income tax expense, net of tax benefits		(16,114)	(10,071)	(19,904)	(46,213)	(1,003)
Adjusted net income after tax expense for ROAA calculation	(b)	87,331	91,772	163,638	131,131	97,266
Net income available to common shareholders	(c)	21,270	49,406	109,905	19,654	87,933
Other intangibles amortization		5,516	5,480	5,505	4,544	798
Related income tax expense		(1,151)	(1,149)	(1,284)	(1,085)	(189)
Net income available to common shareholders used in ROATCE calculation	(d)	25,635	53,737	114,126	23,113	88,542

Adjusted net income available to common shareholders:
Net income available to common shareholders		21,270	49,406	109,905	19,654	87,933
Notable items		(4,407)	11,299	22,061	41,107	—
Merger-related expenses		81,619	36,728	47,025	111,259	4,226
Related income tax expense, net of tax benefits		(16,114)	(10,071)	(19,904)	(46,213)	(1,003)
Net income available to common shareholders used in adjusted ROACE calculation	(e)	82,368	87,362	159,087	125,807	91,156
Other intangibles amortization		5,516	5,480	5,505	4,544	798
Related income tax expense		(1,151)	(1,149)	(1,284)	(1,085)	(189)
Net income available to common shareholders used in adjusted ROATCE calculation	(f)	86,733	91,693	163,308	129,266	91,765
Average balances:
Average assets	(g)	49,716,116	46,985,426	46,119,514	39,094,366	24,483,822
Total equity		5,658,255	5,630,487	5,691,119	4,683,129	2,664,016
Non-controlling interest in subsidiaries		(28,122)	(25,328)	(23,683)	(25,516)	(29,630)
Total TCF Financial Corporation shareholders' equity		5,630,133	5,605,159	5,667,436	4,657,613	2,634,386
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Average total common shareholders' equity used in ROACE calculation	(h)	5,460,831	5,435,857	5,498,134	4,488,311	2,465,084
Goodwill, net		(1,313,046)	(1,301,080)	(1,266,166)	(890,155)	(154,757)
Other intangibles, net		(160,841)	(166,298)	(211,294)	(142,925)	(19,270)
Average tangible common shareholders' equity used in ROATCE calculation	(i)	$3,986,944	$3,968,479	$4,020,674	$3,455,231	$2,291,057

ROAA(1)	(a)/(g)	0.21%	0.46%	0.99%	0.26%	1.54%
Adjusted ROAA(1)	(b)/(g)	0.70	0.78	1.42	1.34	1.59
ROACE(1)	(c)/(h)	1.56	3.64	8.00	1.75	14.27
Adjusted ROACE(1)	(e)/(h)	6.03	6.43	11.57	11.21	14.79
ROATCE(1)	(d)/(i)	2.57	5.42	11.35	2.68	15.46
Adjusted ROATCE(1)	(f)/(i)	8.70	9.24	16.25	14.96	16.02

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted efficiency ratio, noninterest income and noninterest expense:

		Quarter Ended
		Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)		2020	2020	2019	2019	2019
Noninterest expense	(a)	$400,241	$374,599	$416,571	$425,620	$236,849
Merger-related expenses		(81,619)	(36,728)	(47,025)	(111,259)	(4,226)
Write-down of company-owned vacant land parcels and branch exit costs		(551)	—	(3,494)	(5,890)	—
Expenses related to the sale of Legacy TCF auto finance portfolio		(901)	(3,063)	(4,670)	—	—
Pension fair valuation adjustment		—	—	(6,341)	—	—
Adjusted noninterest expense		317,170	334,808	355,041	308,471	232,623
Lease financing equipment depreciation		(18,212)	(18,450)	(18,629)	(19,408)	(19,133)
Amortization of intangibles		(5,516)	(5,480)	(5,505)	(4,544)	(798)
Federal historic tax credit amortization		(179)	(1,521)	(4,030)	—	—
Adjusted noninterest expense, efficiency ratio	(b)	293,263	309,357	326,877	284,519	212,692

Net interest income		378,359	401,481	408,753	371,793	254,057
Noninterest income		133,054	136,963	158,052	94,258	109,718
Total revenue	(c)	511,413	538,444	566,805	466,051	363,775

Noninterest income		133,054	136,963	158,052	94,258	109,718
Gain on sales of branches		(14,717)	—	—	—	—
Sale of Legacy TCF auto finance portfolio		—	—	8,194	19,264	—
Termination of interest rate swaps		—	—	—	17,302	—
Gain on sales of certain investment securities		—	—	—	(5,869)	—
Loan servicing rights impairment (recovery)		8,858	8,236	(638)	4,520	—
Adjusted noninterest income		127,195	145,199	165,608	129,475	109,718
Net interest income		378,359	401,481	408,753	371,793	254,057
Net interest income FTE adjustment		3,032	2,983	2,896	2,488	1,337
Adjusted net interest income		381,391	404,464	411,649	374,281	255,394
Lease financing equipment depreciation		(18,212)	(18,450)	(18,629)	(19,408)	(19,133)
Adjusted total revenue, efficiency ratio	(d)	$490,374	$531,213	$558,628	$484,348	$345,979

Efficiency ratio	(a)/(c)	78.26%	69.57%	73.49%	91.32%	65.11%
Adjusted efficiency ratio	(b)/(d)	59.80	58.24	58.51	58.74	61.48

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of tangible common equity to tangible assets and tangible book value per common share:

		Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands, except per share data)		2020	2020	2019	2019	2019
Total equity		$5,658,555	$5,655,833	$5,727,241	$5,693,417	$2,710,517
Non-controlling interest in subsidiaries		(23,300)	(30,149)	(20,226)	(23,313)	(24,858)
Total TCF Financial Corporation shareholders' equity		5,635,255	5,625,684	5,707,015	5,670,104	2,685,659
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Total common stockholders' equity	(a)	5,465,953	5,456,382	5,537,713	5,500,802	2,516,357
Goodwill, net		(1,313,046)	(1,313,046)	(1,299,878)	(1,265,111)	(154,757)
Other intangibles, net		(157,373)	(162,887)	(168,368)	(215,910)	(18,885)
Tangible common shareholders' equity	(b)	3,995,534	3,980,449	4,069,467	4,019,781	2,342,715

Total assets	(c)	50,062,460	48,594,383	46,651,553	45,692,511	24,626,830
Goodwill, net		(1,313,046)	(1,313,046)	(1,299,878)	(1,265,111)	(154,757)
Other intangibles, net		(157,373)	(162,887)	(168,368)	(215,910)	(18,885)
Tangible assets	(d)	$48,592,041	$47,118,450	$45,183,307	$44,211,490	$24,453,188

Common stock shares outstanding	(e)	152,233,106	152,185,984	152,965,571	153,571,381	82,703,469

Common equity to assets	(a) / (c)	10.92%	11.23%	11.87%	12.04%	10.22%
Tangible common equity to tangible assets	(b) / (d)	8.22	8.45	9.01	9.09	9.58

Book value per common share	(a) / (e)	$35.91	$35.85	$36.20	$35.82	$30.43
Tangible book value per common share	(b) / (e)	26.25	26.16	26.60	26.18	28.33

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Composition of Loans and Allowance for Credit Losses excluding PPP

	Quarter Ended					Change From
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31, 2020		Jun. 30, 2019
(Dollars in thousands)	2020	2020	2019	2019	2019	$	%	$
Commercial and industrial	$12,200,721	$12,326,943	$11,439,602	$10,913,343	$6,666,106	$(126,222)	(1.0)%	$5,534,615
Commercial real estate	9,628,344	9,486,904	9,136,870	8,773,970	3,168,774	141,440	1.5	6,459,570
Lease financing	2,707,402	2,708,998	2,699,869	2,594,373	2,582,613	(1,596)	(0.1)	124,789
Total commercial loan and lease portfolio	24,536,467	24,522,845	23,276,341	22,281,686	12,417,493	13,622	0.1	12,118,974
Residential mortgage	6,123,118	6,435,314	6,179,805	6,057,404	2,368,411	(312,196)	(4.9)	3,754,707
Consumer installment	1,430,655	1,509,953	1,542,411	1,562,252	1,474,480	(79,298)	(5.3)	(43,825)
Home equity	3,445,584	3,453,502	3,498,907	3,609,410	2,924,753	(7,918)	(0.2)	520,831
Total consumer loan portfolio	10,999,357	11,398,769	11,221,123	11,229,066	6,767,644	(399,412)	(3.5)	4,231,713
Total loans and leases	35,535,824	35,921,614	34,497,464	33,510,752	19,185,137	(385,790)	(1.1)	16,350,687
PPP (Commercial and industrial)	1,819,469	—	—	—	—	$1,819,469	N.M.	1,819,469
Loans and leases excluding PPP loans
Commercial and industrial	10,381,252	12,326,943	11,439,602	10,913,343	6,666,106	(1,945,691)	(15.8)	3,715,146
Commercial real estate	9,628,344	9,486,904	9,136,870	8,773,970	3,168,774	141,440	1.5	6,459,570
Lease financing	2,707,402	2,708,998	2,699,869	2,594,373	2,582,613	(1,596)	(0.1)	124,789
Total commercial loan and lease portfolio	22,716,998	24,522,845	23,276,341	22,281,686	12,417,493	(1,805,847)	(7.4)	10,299,505
Residential mortgage	6,123,118	6,435,314	6,179,805	6,057,404	2,368,411	(312,196)	(4.9)	3,754,707
Consumer installment	1,430,655	1,509,953	1,542,411	1,562,252	1,474,480	(79,298)	(5.3)	(43,825)
Home equity	3,445,584	3,453,502	3,498,907	3,609,410	2,924,753	(7,918)	(0.2)	520,831
Total consumer loan portfolio	10,999,357	11,398,769	11,221,123	11,229,066	6,767,644	(399,412)	(3.5)	4,231,713
Total loans and leases, excluding PPP loans	$33,716,355	$35,921,614	$34,497,464	$33,510,752	$19,185,137	$(2,205,259)	(6.1)%	$14,531,218
Allowance for credit losses	$503,902	$428,571	$116,580	$124,679	$148,439	$75,331	17.6%	$355,463
Allowance for credit losses as a % of total loans and leases	1.42%	1.19%	0.34%	0.37%	0.77%	23	bp	65
Allowance for credit losses as a % of loans and leases, excluding PPP loans	1.49	1.19	0.34	0.37	0.77	30		72